UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2009

ARBINET-THEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02(d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 29, 2009, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) appointed David C. Reymann as a member of the Board, effective immediately.  Mr. Reymann will stand for election at the 2009 Arbinet annual meeting of shareholders.

Mr. Reymann is currently the Chief Financial Officer for Critical Response Networks, LLC where he is responsible for the financial and operational aspects of the company. Prior to his position as the Chief Financial Officer for Critical Response Networks, Mr. Reymann was the Chief Financial Officer for Aether Systems for eight years. In addition, Mr. Reymann serves on the Board of Directors of Avatech Solutions, Inc. (AVSO.OB) while serving as their Audit Committee Chairman. He is also on the Board for The Believe in Tomorrow Foundation.

  There are no arrangements between Mr. Reymann and any other persons pursuant to Mr. Reymann was selected as a director.  There are no transactions, or proposed transactions, to which the Company is or was to be party and in which Mr. Reymann had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Arbinet-thexchange, Inc., dated January 30, 2009.*
____________________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

Date: January 30, 2009	By:	/s/ W. Terrell Wingfield, Jr.
Name: W. Terrell Wingfield, Jr.
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Arbinet-thexchange, Inc., dated January 30, 2009.*
____________________________
* Filed herewith